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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-106703, 333-106704, 333-59234, 333-49274, 333-87875, 333-57933, 333-50689,
333-32795,  333-88706,  33-77600,  33-76090, and 33-36968 of Three-Five Systems,
Inc. on Form S-8 of our report dated March 10, 2004, appearing in this Annual Report on Form 10-K of Three-Five Systems, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 10, 2004